UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 22, 2009

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

12 East 49th Street, New York, New York 10017
(Address of principal executive office and zip code)

(212) 940-5305
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, Saks Incorporated (the “Company”) received the report of the independent inspectors of election indicating that at the Annual Meeting of Shareholders of the Company, held on June 3, 2009, the Company’s shareholders approved the Saks Incorporated 2009 Long-Term Incentive Plan (the “LTIP”).  The LTIP was previously approved by the Company’s Board of Directors (the “Board”), subject to shareholder approval.  As a result of the approval by the Company’s shareholders, the LTIP became effective as of June 3, 2009.  The term of the LTIP will end on the earlier to occur of: (i) the date the LTIP is terminated by the Board in accordance with its terms; or (ii) June 2, 2019.

The LTIP is an omnibus plan that provides for a variety of types of awards to maintain flexibility. The LTIP permits the granting of, among other things, (i) non-qualified stock options, or NQSOs, (ii) incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) stock appreciation rights, or SARs, (iv) restricted stock, (v) restricted stock units, or RSUs, (vi) performance awards, (vii) deferred stock awards, and (viii) other stock-based awards.  The LTIP is designed to provide for awards that qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code in order to ensure deductibility by the Company of the associated compensation expense of those awards for U.S. federal income tax purposes.

The total number of shares of the Company’s common stock available for awards under the LTIP (subject to certain anti-dilution provisions of the LTIP) is 5,700,000 plus shares subject to awards under prior plans that are forfeited after March 31, 2009.  Through June 10, 2009, 445,391 shares were added to the LTIP as a result of such forfeitures.  Therefore, as of that date, a total of 6,145,391 shares were available for awards under the LTIP.

The LTIP is administered by the Human Resources and Compensation Committee of the Board (the “HRCC”).  Except as otherwise provided in the LTIP, the HRCC has authority to select recipients of awards, determine the types, amounts, terms and conditions of awards, adopt, alter and repeal administrative rules and guidelines governing the LTIP and make all determinations necessary or advisable for the administration of the LTIP.

The LTIP is filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-159952), filed with the Securities and Exchange Commission on June 12, 2009, which is incorporated herein by this reference.  The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2009	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Vice President and Secretary